                                                                    EXHIBIT 21.1

                                AMPEX CORPORATION

                              LIST OF SUBSIDIARIES

                                                                             Jurisdiction of
Name                                                                          Incorporation
----                                                                         ---------------
Ampex Data Systems Corporation                                               Delaware
Ampex Data International Corporation                                         Delaware
Ampex Finance Corporation                                                    Delaware
Ampex Holdings Corporation                                                   Delaware
Ampex International Sales Corporation                                        California
Ampex Cintas Magneticas, S.A.                                                Mexico
Ampex de Colombia, S.A.                                                      Colombia
Ampex de Mexico, S.A de C.V. (1)                                             Mexico
Ampex do Brasil Electronica Ltd.                                             Brazil
Ampex Europa GmbH                                                            Germany
Ampex Great Britain Limited                                                  United Kingdom
Ampex Japan Ltd.                                                             Japan
Ampex S.A. (1)                                                               Belgium
MicroNet Technology, Inc. (1)                                                Delaware
iNEXTV Corporation                                                           Delaware
Alternative Entertainment Network, Inc. (19.9%)                              Delaware
TV onthe WEB, Inc (70.95%) (1)                                               Delaware
Gardy-McGrath (International), Inc. (subsidiary of TV on the WEB, Inc.) (1)  New Jersey

(1)  Dissolution pending